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????-???-?   1/1/99??                                               APP206-362-?

CNA Capital Select PLUS Variable Annuity
Application for Deferred Variable Annuity Contract/Certificate Issued by Valley Forge Life Insurance Company, a
CNA Insurance Company.  Some features may not be available in all states.

For administrative questions, call (800) 827-2621

Please Print or Type All Information

1.       ANNUITANT

__ Male    __ Female                __Mr. __Mrs.     __Ms.    __Miss

FIRST NAME____________________ MIDDLE____________________     LAST NAME____________________

RELATIONSHIP TO OWNER___________________________________

DATE OF BIRTH     ____________________               SOCIAL SECURITY NO. _________________________

STREET ADDRESS____________________ CITY_____________  STATE________    ZIP____________________

HOME  PHONE__________________BUSINESS PHONE ________________E-MAIL ADDRESS______________


CONTINGENT ANNUITANT       ___Male          ___Female

FIRST NAME____________________ MIDDLE____________________     LAST NAME____________________

RELATIONSHIP TO OWNER___________________________________

DATE OF BIRTH     ____________________               SOCIAL SECURITY NO. _________________________

STREET ADDRESS____________________ CITY_____________  STATE________    ZIP____________________

HOME  PHONE__________________BUSINESS PHONE ________________


2.       OWNER (IF OTHER THAN ANNUITANT)

__Male __Female            __Mr. __Mrs.     __Ms.    __Miss __Individual        __Trust

FIRST NAME____________________ MIDDLE____________________     LAST NAME____________________

DATE OF BIRTH     ____________________      SOCIAL SECURITY NO. /TAX ID _________________________

STREET ADDRESS____________________ CITY_____________  STATE________    ZIP____________________

HOME  PHONE__________________BUSINESS PHONE ________________E-MAIL ADDRESS______________


JOINT OWNER                __Male  __Female

FIRST NAME ___________________________       MIDDLE_______________     LAST NAME____________________

RELATIONSHIP TO OWNER_____________________________________________________________________

DATE OF BIRTH     ________________________ SOCIAL SECURITY/TAX ID NO. _________________________



3.       BENEFICIARY

___Primary                 ___Contingent             Percent: %___

FIRST NAME ___________________________       MIDDLE_______________     LAST NAME____________________

RELATIONSHIP TO OWNER_____________________________    DATE OF BIRTH    ______________________

ADDRESS OF BENEFICIARY____________________________________________________________________

___Primary                 ___Contingent             Percent: %___


FIRST NAME ___________________________       MIDDLE_______________     LAST NAME____________________

RELATIONSHIP TO OWNER_____________________________    DATE OF BIRTH    ______________________

ADDRESS OF BENEFICIARY____________________________________________________________________

ADD INFORMATION ABOUT ADDITIONAL BENEFICIARIES HERE. CONTINUE UNDER SPECIAL INSTRUCTIONS (#9) IF NECESSARY.
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______________________________________________________________________________________________



4.       PLAN TYPE

The annuity will be used in the type of plan checked below:
__Non-qualified: Is this a 1035 Exchange?*

         __Yes    __No              If yes, anticipated $______

__Qualified: Is this a direct transfer?*

         __Yes    __No              If yes, anticipated $ ____

__Regular IRA   _______                      __Spousal IRA _______
                    TAX YEAR                                  TAX YEAR

__Rollover IRA                      __Roth IRA       _______
                                                              TAX YEAR

__HR-10 (Keough)  ______            Other__________
                           TAX YEAR                  SPECIFY
__Simplified Employee Pension Plan__________
                                            TAX YEAR

*IF THIS IS A 1035 EXCHANGE OR DIRECT TRANSFER, PLEASE COMPETE A VARIABLE PRODUCTS AUTHORIZATION TO TRANSFER
FUNDS FORM.  YOU MAY ALSO NEED TO COMPLETE A REPLACEMENT FORM IN SOME STATES.


5.  CONTRIBUTIONS

(MAKE CHECKS PAYABLE TO VALLEY FORGE LIFE INSURANCE COMPANY)

TOTAL CONTRIBUTION:  $  ________________
Minimum Initial Deposit for Non-Qualified Plans:  $10,000
Minimum Initial Deposit for Qualified Plans: $2,000


6.  TELEPHONE TRANSFER AUTHORIZATION

Upon receiving proper identification as outlined in the prospectus, I instruct Valley Forge Life to accept telephone requests from (check applicable box or boxes)
__me (the owner/s)
__ and/or my designated registered representative,___________________(name of representative). I understand that neither Valley Forge Life, nor any persons authorized by Valley Forge Life, will be responsible for any claim, loss, liability or expense in connection with instructions received by telephone from me or the designated representative, if Valley Forge Life acted on such instruction in good faith in reliance upon this authorization.
Valley Forge Life will continue to act upon this authorization until such time as I notify Valley Forge Life otherwise in writing.
___________________        ___________________       ___________________
OWNER'S INITIALS           JOINT OWNER'S INITIALS             DATE



7.       PRE-AUTHORIZED CHECK  (ATTACH VOIDED CHECK )
I authorize CNA to withdraw $__________on a monthly basis from my checking account for future monthly contributions to my Contract. A voided check is attached.  (MINIMUM IS $100 MONTHLY.)

IF YOU WANT THE WITHDRAWAL TO OCCUR ON A SPECIFIC DAY OF THE MONTH, WRITE THAT DAY HERE______(NOTE THAT THE 29TH,
30TH, AND 31ST ARE NOT AVAILABLE DATES).  OTHERWISE, CONTRIBUTIONS WILL BEGIN ONE FREQUENCY AFTER THE DATE OF
ISSUE.



8.  ANNUITY DATE
__________________IF NO DATE IS SPECIFIED, THE CONTRACT/CERTIFICATE WILL BE ISSUED WITH ANNUITY DATE AS THE
CONTRACT DATE FOLLOWING THE ANNUITANT'S 95TH BIRTHDAY (UNLESS OTHERWISE SPECIFIED BY STATE REGULATIONS).  ANNUITY
OPTION DEFAULTS TO LIFE WITH 10-YEAR PERIOD CERTAIN.


9.  SPECIAL INSTRUCTIONS
____________________________________________________________________________________________________________________________________


10.      ALLOCATIONS  On issued contracts, your initial Net Purchase payment will be allocated as indicated
      below.  Selections must total 100%.  Minimum initial allocation to any single subaccount is 1%.  No fractional percentages.+  These percentages will apply in future years but may be changed at any time by the owner. If no allocation is indicated, Prime Money Fund will be automatically selected.

FEDERATED ADVISORS
_% PRIME MONEY FUND II (101)
_% UTILITY FUND II (102)
_% HIGH INCOME BOND FUND II (103)

FIDELITY MANAGEMENT AND RESEARCH CO.
_ %VIP EQUITY-INCOME (201)
_% VIP II ASSET MANAGER (202)
_% VIP II INDEX 500 (203)
_% VIP II CONTRAFUND (204)

FRED ALGER MANAGEMENT, INC.
_% AMERICAN SMALL CAP (301)
_% AMERICAN GROWTH (302)
_% AMERICAN MID-CAP GROWTH (303)

MFS ASSET MANAGEMENT, INC.
_% EMERGING GROWTH SERIES (401)
_% RESEARCH SERIES (402)
_% GROWTH WITH INCOME SERIES (403)
_% TOTAL RETURN SERIES (405)

JANUS ASPEN SERIES
_% CAPITAL APPRECIATION PORTFOLIO (510)
_% GROWTH PORTFOLIO (5II)
_% BALANCED PORTFOLIO (512)
_% FLEXIBLE INCOME PORTFOLIO (513)
_% INTERNATIONAL GROWTH PORTFOLIO (514)
_% WORLDWIDE GROWTH PORTFOLIO (515)

SOGEN ASSET MANAGEMENT CORP.
_% OVERSEAS VARIABLE FUND (501)

VAN ECK ASSOCIATES CORP.
_% WORLDWIDE HARD ASSETS (601)
_% EMERGING MARKETS FUND (602)

FIXED ASSETS I
_% 1 YEAR (011)

FIXED ASSETS I I
(GUARANTEED INTEREST OPTIONS)
_% 1 YEAR (001)
_% 3 YEAR (003)
_% 5 Year (005)
_%7 YEAR (007)
_%10 YEAR (010)


OTHER  (Please specify)
__%______________
__%_______________
__%_______________
__%_______________
__%_______________
__%_______________


11.      DOLLAR COST AVERAGING  I authorize the Company to transfer the following amount as indicated below.
      (Choose Only One.)

__ DCA (STANDARD VERSION - CAN ACTIVATE AT ANY TIME)

                                                                  MINIMUM INITIAL DEPOSIT IS $1,000
Initial deposit: $________         or  %     _______+ MINIMUM TRANSFER AMOUNT: $100
                    DOLLAR AMOUNT   PERCENTAGE AMOUNT

DCA Contributions will be allocated according to instructions in section 10. Unallocated fund balance will be held in the (Federated) Prime Money Fund II.

Check transfer term:
         __Until "Money Market" account is 100% depleted
         __Will notify you when to discontinue DCA program
                  (PLEASE NOTE: NOTIFICATION MUST BE IN WRITING AND MUST BE RECEIVED BY CNA AT LEAST 30 DAYS
                  PRIOR TO DESIRED DATE OF DISCONTINUATION)
         __ End date:____/____/____/

Amount per frequency: $_________________ OR % _______________

Transfer frequency  (CHECK ONE)             _Monthly          _Quarterly
                                                     _Semi Annually    _Annually

IF YOU WANT THE WITHDRAWAL TO OCCUR ON A SPECIFIC DAY OF THE MONTH, WRITE THAT DAY HERE_____(NOTE THAT THE 29TH,
30TH, AND 31ST ARE NOT AVAILABLE DATES).  OTHERWISE, CONTRIBUTIONS WILL BEGIN ONE FREQUENCY AFTER THE DATE OF
ISSUE.

START DATE______END DATE_______(IF USED SEQUENTIALLY WITH OTHER PROGRAMS)*
*REBLANCING, SYSTEMATIC WITHDRAWAL, AND DOLLAR COST AVERAGING CANNOT OCCUR AT THE SAME TIME.  HOWEVER, THE
PROGRAMS CAN OCCUR IN SEQUENCE.  PLEASE SPECIFY START/END DATES.



__DCA (SPECIAL VERSION - CAN ACTIVATE ONLY WITH INITIAL PURCHASE)

Initial deposit: $ _________ or %___________ MINIMUM INITIAL DEPOSIT IS $5,000.
   DOLLAR AMOUNT       PERCENTAGE AMT.

MUST BE EXHAUSTED WITHIN SELECTED TIME FRAME (1 YEAR OR 6 MONTHS -- SELECT OPTION 1 OR OPTION 2 BELOW).

DCA Contributions will be allocated according to instructions in section 10. Unallocated fund balance will receive a fixed-interest rate according to the option selected.

Transfer will be completed in equal percentages throughout the time period and transfer frequency indicated below:

Time period (CHECK ONE)    _ Option 1 1 YEAR TO COMPLETE TOTAL FUND TRANSFER
                                    _ Option 2 6 MONTHS TO COMPLETE TOTAL FUND TRANSFER

(PLEASE CONSULT YOUR CNA REPRESENTATIVE FOR CURRENT RATES BEING OFFERED ON EACH OF THESE TWO OPTIONS)

Transfer frequency (CHECK ONE)      __ Monthly                __Quarterly

SPECIAL DCA WILL BEGIN 1 FREQUENCY AFTER ALL INITIAL FUNDS ARE RECEIVED.

START DATE__________END DATE____________(IF USED SEQUENTIALLY WITH OTHER PROGRAMS)*

*REBALANCING, SYSTEMATIC WITHDRAWAL AND DOLLAR COST AVERAGING CANNOT OCCUR AT THE SAME TIME. HOWEVER, THE
PROGRAMS CAN OCCUR IN SEQUENCE. PLEASE SPECIFY START/END DATES.


12.      REBALANCING  REBALANCING WILL BEGIN ON THE FIRST BUSINESS DAY OF THE CHOSEN FREQUENCY ONCE THE REQUEST
      IS RECEIVED BY THE SERVICE CENTER.

Rebalancing should occur:  _Quarterly                _Annually
                                    _Semi Annually

START DATE__________END DATE_________(IF USED SEQUENTIALLY WITH OTHER PROGRAMS)*

*REBALANCING, SYSTEMATIC WITHDRAWAL, AND DOLLAR COST AVERAGING CANNOT OCCUR AT THE SAME TIME.  HOWEVER, THE
PROGRAMS CAN OCCUR IN SEQUENCE.  PLEASE SPECIFY START/END DATES.


13.  SYSTEMATIC WITHDRAWAL UNLESS NET WITHDRAWAL IS REQUESTED, THE
                                                     AMOUNT IS SENT PRIOR TO DEDUCTION OF SURRENDER CHARGES.

_ Net withdrawal
          $_________ or  ____________% of account value

         Transfer frequency (CHECK ONE)     _Monthly          _Quarterly
                                                     _Semi Annually    _Annually

START DATE__________END DATE__________(IF USED SEQUENTIALLY WITH OTHER PROGRAMS)*
*REBALANCING, SYSTEMATIC WITHDRAWAL, AND DOLLAR COST AVERAGING CANNOT OCCUR AT THE SAME TIME. HOWEVER, THE
PROGRAMS CAN OCCUR IN SEQUENCE.  PLEASE SPECIFY START/END DATES.


14.      STATEMENT OF PARTICIPANT      __I Have  __Have not received a copy of the current prospectus for the
     Capital Select Variable Annuity.  Date of Prospectus: ___/____/___.  I hereby represent to the best of my knowledge and belief that each of the statements and answers contained above is full, complete and true, and that each Social Security number or taxpayer identification number shown above is correct.  I understand that all payments and values, when based on the investment experience of variable accounts, may increase or decrease in accordance with market performance, and the dollar amounts are not guaranteed. I understand that amounts payable from the Fixed Account I under this contract are subject to a market value adjustment if withdrawn or transferred prior to the end of the applicable guaranteed period.  I also understand that surrender charges may be applicable. I believe this contract will meet anticipated financial needs.  To the
     best of my knowledge, the annuity applied for by this application    __ does     __ does not     replace or
     change any insurance or annuity coverage currently in force.  Signed at:
____________________________________________________________________
CITY                                        STATE                               DATE

___________________________________________________________________________________________
ANNUITANT'S SIGNATURE               OWNER'S SIGNATURE (IF OTHER THAN ANNUITANT)

____________________________________________________________________________________________
JOINT OWNER'S SIGNATURE                     AGENT/REGISTERED REP'S SIGNATURE



15.       AGENT'S REPLACEMENT QUESTION  Do you have knowledge or reason to believe that the annuity applied for by this application will replace or change any insurance or annuity coverage currently in force on the life of the proposed annuitant?  __Yes __No (If yes, provide details and complete the appropriate replacement form.  If this is a 1035 exchange or direct transfer, please complete a variable product  "authorization to transfer" form.)

AGENT TRANSMITTAL:  NOTE:  PLEASE  PRINT.  NAME  ENTERED MUST BE IDENTICAL TO THE  NAME ON THE AGENT'S STATE
LICENSE.

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WRITING AGENT/REPRESENTATIVE                AGENT CODE                 SPLIT PERCENT

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WRITING AGENT/REPRESENTATIVE                AGENT CODE                 SPLIT PERCENT

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BROKER DEALER                               DEALER CODE       BRANCH ADDRESS    PHONE NUMBER

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WHOLESALE BROKER DEALER  /  MANAGING GENERAL AGENT  /  LIFE SALES OFFICE  /  DEALER-AGENCY CODE

For Registered Representative Use Only.  Contact your home office for program information:
 ___ Option A     ___Option B       ___ Option C
Send applications and fund paperwork to:  CNA  ATTN: Variable Team  P.O. Box  305139  Nashville, TN 37230-5139
Phone: 800-827-2621
Send overnight deliveries to:  CNA    ATTN: Variable Team  100 CNA Drive  Nashville, TN 37214.

????-???-?   1/1/99??                                                           APP206-362-?
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